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              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We consent to incorporation by reference in the registration statement (No. 333-11097) on Form S-8 of Mitcham Industries, Inc. of our report dated March 12, 1997, relating to the balance sheets of Mitcham Industries, Inc., as of January 31, 1997, and the related statements of income, changes in stockholders' equity, and cash flows for the years ended January 31, 1996 and 1997, which report appears in the January 31, 1997 annual report on Form 10-KSB of Mitcham Industries, Inc.


/s/ HEIN + ASSOCIATES LLP

HEIN + ASSOCIATES LLP
Certified Public Accountants
Houston, Texas
April 28, 1997